EXHIBIT 4.2
CONSENT OF THE MAJORITY HOLDERS OF 15% SECURED CONVERTIBLE
PROMISSORY NOTES DATED JANUARY 13, 2006 AND DATED JANUARY 22, 2007
AND SECURED PROMISSORY NOTES DATED AUGUST 30, 2007

This Consent is executed and delivered on this ___ day of December 2007, by and among Matritech, Inc. (the “Borrower”) and the undersigned holders of (i) a majority of the outstanding principal amount of those certain 15% Secured Convertible Promissory Notes issued by the Borrower on January 13, 2006 (the “Series A Notes”) pursuant to the Securities Purchase Agreement, dated as of January 13, 2006, by and among the Borrower and the purchasers party thereto and previously amended on January 22, 2007 and July 27, 2007 (the “Series A Purchase Agreement”); (ii) a majority of the outstanding principal amount of those certain 15% Secured Convertible Promissory Notes issued by the Borrower on January 22, 2007 (the “Series B Notes”) pursuant to the Securities Purchase Agreement, dated as of January 22, 2007, by and among the Borrower and the purchasers party thereto and previously amended on July 27, 2007 (the “Series B Purchase Agreement”); and (iii) a majority of the outstanding principal amount of those certain 15% Secured Promissory Notes issued by the Borrower on August 30, 2007 (the “Series C Notes”) pursuant to the Securities Purchase Agreement dated as of August 30, 2007, by and among the Borrower and the purchasers party thereto (the “Series C Purchase Agreement”).  The undersigned holders of a majority of the outstanding principal amount of the Series A Notes shall be referred to as the “Series A MajorityHolders.”  The undersigned holders of a majority of the outstanding principal amount of the Series B Notes shall be referred to as the “Series BMajorityHolders.”  The undersigned holders of a majority of the outstanding principal amount of the Series C Notes shall be referred to as the “Series C MajorityHolders.”  All capitalized terms used in this Consent but not otherwise defined herein shall have the meanings ascribed to such terms in the Series A Purchase Agreement, the Series B Purchase Agreement and the Series C Purchase Agreement, respectively.

WHEREAS, the Borrower entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among Inverness Medical Innovations, Inc. (“Inverness”), Milano Acquisition Corp., and the Borrower, dated August 27, 2007, under which the Borrower agreed to sell substantially all of its assets to Milano Acquisition Corp., in exchange for an initial payment of shares of Inverness common stock valued at approximately $36 million (the “Inverness Shares”);

WHEREAS, after the closing of the transactions contemplated by the Asset Purchase Agreement (the “Asset Purchase Closing”), the Borrower intends to resell the Inverness Shares under a Form S-3 registration statement as soon as reasonably practicable in order to repay the amounts owed under the Series A Notes, the Series B Notes and the Series C Notes and to satisfy the Borrower’s other obligations;

WHEREAS, the Series A Majority Holders and the Series B Majority Holders previously directed the Collateral Agent, immediately prior to the Asset Purchase Closing, to release the existing Collateral, terminate the existing Security Documents, terminate the existing UCC-1 financing statements and enter into a Pledge Agreement;

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WHEREAS, pursuant to the terms of the Series C Purchase Agreement, the Series C Majority Holders have previously instructed the Collateral Agent, immediately prior to the Asset Purchase Closing, to release the existing Collateral, terminate the existing Security Documents, terminate the existing UCC-1 financing statements and enter into a Pledge Agreement;

WHEREAS, the Borrower now desires to resell the Inverness Shares in a block transaction, which transaction is inconsistent with the pledge arrangements contemplated in the Pledge Agreement; and

WHEREAS, the parties have determined that it is in the best interests of the Borrower and all the holders of each of the Series A Notes, the Series B Notes and the Series C Notes (collectively, the “Notes”) that the following consents and directions be made;

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Pursuant to the provisions of Section 8(c) of each of the Series A Purchase Agreement, the Series B Purchase Agreement and the Series C Purchase Agreement, the Series A Majority Holders, the Series B Majority Holders and the Series C Majority Holders hereby direct the Collateral Agent, immediately prior to the Asset Purchase Closing, in place of executing the Pledge Agreement, to enter into a joint instruction letter, in substantially the form attached hereto as Exhibit A, pursuant to which the Borrower and the Collateral Agent (for the benefit of the holders of the Notes) will jointly instruct and direct the broker through whom the block sale of the Inverness Shares is being effected (the “Broker”), upon the consummation of the sale of the Inverness Shares, to deliver directly to the Collateral Agent instead of to the Borrower an amount equal to 105% of all the principal, interest and prepayment premiums owed in respect of the Notes (the “Payment Amount”).

2.           In addition, in lieu of entering into the Pledge Agreement, the undersigned Series A Majority Holders, Series B Majority Holders and Series C Majority Holders hereby direct and instruct the Collateral Agent, in connection with the Asset Purchase Closing, to enter into a Collateral Assignment and Consent, in substantially the form attached hereto as Exhibit B (the “Collateral Assignment”), which agreement grants to the Collateral Agent (on behalf of the holders of the Notes) certain rights to enforce the delivery by the Broker of the Payment Amount to the Collateral Agent.

3.           Following the Asset Purchase Closing, the Borrower will provide to each holder of one or more of the Notes a statement reflecting the amount due to such holder for principal, interest and premium on the date on which payment is projected to be made to the holder by the Collateral Agent.  The Borrower will also provide copies of each of these statements to the Collateral Agent.  Upon receipt of the Payment Amount from the Broker, the Collateral Agent hereby covenants and agrees promptly to distribute to each one or more of the Notes the amount due such holder, as reflected on the Borrower’s individual statement.  The Collateral Agent will be entitled to retain from the Payment Amount a sum equal to its reasonable out-of-pocket expenses incurred in connection with the receipt of the Payment Amount and the payments to the holders.  Following the distribution by the Collateral Agent to of the Payment Amount to the

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holders of the Notes, the Collateral Agent shall return to the Borrower, within fifteen (15) days after the Payment Amount is delivered to it, any of the Payment Amount not (i) paid to the holders of the Notes or (ii) rightfully retained by the Collateral Agent to cover its reasonable out-of-pocket expenses.

4.           Except as expressly set forth herein, (a) the original terms and conditions of the Series A Notes, as previously amended on January 22, 2007 and July 27, 2007 and, for certain holders, on August 31, 2007 and for other holders on December 11, 2007, shall remain in full force and effect; (b) this Consent shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provision of the Series A Notes or to be a waiver of any Event of Default whether arising before or after the date hereof as a result of the transactions contemplated hereby; and (c) this Consent shall not preclude the future exercise of any right, remedy, power or privilege available to the holders of the Series A Notes whether under the Series A Notes or otherwise, and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Series A Notes.

5.           Except as expressly set forth herein, (a) the original terms and conditions of the Series B Notes, as previously amended on July 27, 2007 and, for certain holders, on August 31, 2007 and for other holders on December 11, 2007, shall remain in full force and effect; (b) this Consent shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provision of the Series B Notes or to be a waiver of any Event of Default whether arising before or after the date hereof as a result of the transactions contemplated hereby; and (c) this Consent shall not preclude the future exercise of any right, remedy, power or privilege available to the holders of the Series B Notes whether under the Series B Notes or otherwise, and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Series B Notes.

6.           Except as expressly set forth herein, (a) the original terms and conditions of the Series C Notes shall remain in full force and effect; (b) this Consent shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provision of the Series C Notes or to be a waiver of any Event of Default whether arising before or after the date hereof as a result of the transactions contemplated hereby; and (c) this Consent shall not preclude the future exercise of any right, remedy, power or privilege available to the holders of the Series C Notes whether under the Series C Notes or otherwise, and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Series C Notes.

7.           The undersigned Series A Majority Holders, Series B Majority Holders and Series C Majority Holders hereby confirm that the Collateral Assignment shall be deemed to be a “Security Document” as such term is defined in the Series A Purchase Agreement, the Series B Purchase Agreement and the Series C Purchase Agreement.  In addition, the undersigned Series A Majority Holders, Series B Majority Holders and Series C Majority Holders hereby confirm that the provisions of the Series A Purchase Agreement, the Series B Purchase Agreement and the Series C Purchase Agreement shall continue to govern the role, responsibility and instruction of the Collateral Agent.

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8.           This Consent (a) constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby; (b) shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws; and (c) shall be binding upon and inure to the benefit of the successors and assigns of the Borrower and the holders of the Notes.

9.           This Consent may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned Borrower and the Series A Majority Holders, the Series B Majority Holders and the Series C Majority Holders have caused this Consent to be executed as of the day first above written.

Borrower:

Matritech, Inc.

By:	/s/
Name: Stephen D. Chubb
Title: Chief Executive Officer

[Signature Page to Consent, December 2007]

IN WITNESS WHEREOF, the undersigned Borrower and the Series A Majority Holders, Series B Majority Holders and the Series C Majority Holders have caused this Consent to be executed as of the day first above written.

Holders:

SDS Capital Group SPC, Ltd., on behalf
of its Class D segregated portfolio

By: ______________________________
Name: Steve Derby
Title:                      Director
Series A Notes Held: $1,323,333 principal
Series B Notes Held: $1,140,000 principal

ProMed Partners, L.P.

By: ______________________________
Name:                      David B. Musket
Title:                      Managing Director
Series A Notes Held: $131,476 principal
Series B Notes Held: $320,399 principal

ProMed Partners II, L.P.

By: ______________________________
Name:                      David B. Musket
Title:                      Managing Director
Series B Notes Held: $16,816 principal

ProMed Offshore Fund, Ltd.

By: ______________________________
Name:                      David B. Musket
Title:                      Managing Director
Series A Notes Held: $22,539 principal
Series B Notes Held: $48,072 principal

[Signature Page to Consent]

IN WITNESS WHEREOF, the undersigned Borrower and the Series A Majority Holders, Series B Majority Holders and Series C Majority Holders have caused this Consent to be executed as of the day first above written.

ProMed Offshore Fund II, Ltd.

By: ______________________________
Name: David B. Musket
Title:                      Managing Director
Series A Notes Held: $835,569 principal
Series B Notes Held: $414,713 principal

David B. Musket, Individually

_________________________________
Series A Notes Held: $106,875 principal
Series B Notes Held: $250,000 principal

H&Q Life Science Investors

By: ______________________________
Name:
Title:
Series A Notes Held: $1,583,333 principal
Series B Notes Held: $1,000,000 principal

The term H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the enforcement of any claims against H&Q Life Sciences Investors, and neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.

[Signature Page to Consent]

IN WITNESS WHEREOF, the undersigned Borrower and the Series A Majority Holders, Series B Majority Holders and Series C Majority Holders have caused this Consent to be executed as of the day first above written.

Leon Okurowski and Willard
Umphrey, as Trustees for the benefit
of Leon Okurowski

____________________________________
Leon Okurowski, Trustee

____________________________________
Willard Umphrey, Trustee
Series C Notes Held: $1,750,000 principal

Leon Okurowski and Willard
Umphrey, as Trustees for the benefit
of Willard Umphrey

____________________________________
Leon Okurowski, Trustee

____________________________________
Willard Umphrey, Trustee
Series C Notes Held: $1,750,000 principal

[Signature Page to Consent]

Exhibit A

IRREVOCABLE INSTRUCTION FOR RELEASE OF
PAYMENT AMOUNT TO COLLATERAL AGENT

Pursuant to Section ___ of the Agreement, dated as of December __, 2007, by and between Matritech, Inc. (“Matritech”) and [broker] (the “Broker”), the undersigned hereby jointly and irrevocably instruct the Broker to deliver the first $___________ in proceeds received by the Broker upon the sale (for the account of Matritech) of shares of common stock of Inverness Medical Innovations, Inc. to SDS Capital Group SPC, Ltd., the collateral agent for the holders of certain outstanding secured promissory notes issued by Matritech, such payment to be delivered in accordance with the following instructions:

Executed by the undersigned as of this ___ day of __________, 2007.

Matritech, Inc.

By: _____________________________
Name:                      Stephen D. Chubb
Title:                      Chief Executive Officer

SDS Capital Group SPC, Ltd., on behalf of its Class D segregated portfolio

By: ______________________________
Name: Steve Derby
Title:                      Director

Exhibit B

Collateral Assignment and Consent